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                                                          As filed April 30,2002
                                                      1940 Act File No. 811-6073

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940               X
                                                                              -

Amendment No. 16 ...........................................................  X
                                                                              -

                            CASH MANAGEMENT PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)

                   ONE SOUTH STREET, BALTIMORE, MARYLAND 21202
                    (Address of Principal Executive Offices)

                                 (410) 895-5000
                         (Registrant's Telephone Number)

Daniel O. Hirsch, Esq.                  Copies to: Burton M. Leibert, Esq.
One South Street                        Willkie Farr & Gallagher LLP
Baltimore, Maryland  21202              787 Seventh Ave
(Name and Address of Agent              New York, New York 10019
for Service)

                                Explanatory Note

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

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Cash Management Portfolio
PART A

Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to Instruction B.2(b) of the General Instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, and Related
Risks.

The Portfolio seeks a high level of current income consistent with liquidity and the preservation of capital by investing in high quality short-term money market instruments.

While we give priority to earning income and maintaining the value of the Portfolio's principal at $1.00 per share, all money market instruments, including U.S. government obligations, can change in value when interest rates change or an issuer's creditworthiness changes.

Additional information about the investment policies of the Portfolio appears in Part B of this Registration Statement. There can be no assurance that the investment objective of the Portfolio will be achieved. The Registrant incorporates by reference information concerning the Portfolio's investment objective and policies and risk factors associated with investments in the Portfolio from the sections entitled "Objective," "Strategy," "Principal Investments," "Risks" and "Organizational Structure" in the prospectus of BT Investment Funds - Cash Management Fund Investment (File Nos. 33-7404 and 811-4760)(the "Feeder Fund") (the "Feeder Fund Prospectus").

Item 6. Management, Organization, and Capital Structure.

Registrant incorporates by reference information concerning the management of the Portfolio from the sections entitled "Annual Fund Operating Expenses" and "Management of the Funds" in the Feeder Fund Prospectus.

The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value ("NAV"). Investors in the Portfolio (e.g., investment companies,

                                                                          Page 2

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insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolio reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings, dividends and assets of the particular series. Currently, the Portfolio has only one series.

Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference additional information concerning the Portfolio's capital stock from the sections entitled "Calculating a Fund's Share Price," "Dividends and Distributions," "Tax Considerations," and "Buying and Selling Fund Shares" in the Feeder Fund Prospectus.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the Valuation Time, on each such business day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the NAV of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the

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Portfolio will then be re-computed as the percentage equal to the fraction (i)
the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the Valuation Time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following business day of the Portfolio.

The Net Income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and distributed monthly to the investors in the Portfolio.

Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its assets in the Portfolio.

Item 7. Shareholder Information.

Registrant incorporates by reference information concerning the calculation of net asset value and valuation of the Portfolio's

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assets from sections entitled "Calculating the Fund's Share Price" and "Buying and Selling Fund Shares" in the Feeder Fund Prospectus.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "General Description of Registrant" above.

An investment in the Portfolio may be made without a sales load. All investments are made at the NAV next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The NAV of the Portfolio is determined on each Portfolio Business Day. Securities are valued at amortized cost, which the Trustees of the Portfolio have determined in good faith constitutes fair value for the purposes of complying with the 1940 Act. This valuation method will continue to be used until such time as the Trustees of the Portfolio determine that it does not constitute fair value for such purposes.

There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolio in Federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

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The Portfolio and ICC Distributors, Inc. ("ICC") reserve the right to cease accepting investments at any time or to reject any investment order.

The placement agent for the Portfolio is ICC. The principal business address of ICC and its affiliates is One Portland Square, Portland, Maine 04101. ICC receives no additional compensation for serving as the placement agent for the Portfolio.

Registrant incorporates by reference information concerning dividends, distributions and tax consequences from the sections entitled "Dividends and Distributions" and "Tax Considerations" in the Feeder Fund prospectus.

Item 8. Distribution Arrangements.

Registrant incorporates by reference information concerning its Master-Feeder structure from the section entitled "Organizational Structure" in the Feeder Fund prospectus.

Cash Management Portfolio
PART B

Item 10. Cover Page and Table of Contents.

The Prospectus of the Cash Management Portfolio (the "Portfolio") dated April 30, 2002, which may be amended from time to time provides the basic information investors should know before investing. This SAI, which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Portfolio and should be read in conjunction with the Prospectus. You may request a copy of a prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling the Portfolio at 1-800-730-1313.

TABLE OF CONTENTS
-----------------
FUND HISTORY
DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS
MANAGEMENT OF THE FUND
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
INVESTMENT ADVISORY AND OTHER SERVICES
BROKERAGE ALLOCATION AND OTHER PRACTICES
CAPITAL STOCK AND OTHER SECURITIES
PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED
TAXATION OF THE FUND
UNDERWRITERS

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CALCULATION OF PERFORMANCE DATA
FINANCIAL STATEMENTS

Item 11. Fund History.

Cash Management Portfolio (the "Portfolio") was organized as a trust under the laws of the State of New York on March 26, 1990.

Item 12. Description of the Fund and its Investment Risks.

The Portfolio is a no-load, diversified, open-end management investment company. Registrant incorporates by reference information concerning the investment policies and limitations of the Portfolio from the section entitled "Investment Objective, Policies and Restrictions" in the Statement of Additional Information for BT Investment Funds -- Cash Management Fund Investment (File Nos. 33-07404 and 811-4760) (the "Feeder Fund") (the "Feeder Fund SAI").

Item 13. Management of the Fund.

Registrant incorporates by reference information concerning the management of the Portfolio from the section entitled "Management of the Trust and Portfolio" in the Feeder Fund SAI.

Item 14. Control Persons and Principal Holders of Securities.

As of April 22, 2002, Money Market ProFund, a series of ProFunds, Cash Management Fund Investment, a series of BT Investment Funds, Cash Management Fund Institutional, a series of BT Institutional Funds, Cash Reserves Fund Institutional, a series of BT Institutional Funds, and Money Market Fund Investment, a series of BT Pyramid Mutual Funds owned approximately 4%, 2%, 38%, 51% and 5%, respectively, of the value of the outstanding interests in the Portfolio. Because Cash Management Fund Institutional and Cash Reserves Fund Institutional each own more than 25% of the outstanding interests in the Portfolio, they each could be deemed to control the Portfolio, which means that they may take actions without the approval of other investors in the Portfolio.

Each Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the Fund will hold a meeting of shareholders and will cast its votes as instructed by the Fund's shareholders. It is anticipated that other registered investment

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companies investing in the Portfolio will follow the same or a similar practice.

Item 15. Investment Advisory and Other Services.

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from the section entitled "Management of the Trust and Portfolio" in the Feeder Fund SAI.

Item 16. Brokerage Allocation and Other Practices.

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolio from the section entitled "Investment Objective, Policies, and Restrictions - Portfolio Transactions" in the Feeder Fund SAI.

Item 17. Capital Stock and Other Securities.

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors

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(with the vote of each being in proportion to the amount of their investment).

The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to their respective percentages of the beneficial interests in the Portfolio), except that if the Trustees of the Portfolio recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to their respective percentages of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment), or (ii) by the Trustees of the Portfolio by written notice to its investors.

The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Portfolio reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular

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series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees, principal underwriters and accountants for the Portfolio. Upon liquidation or dissolution of the Portfolio, the investors in each series would be entitled to share pro rata in the net assets of their respective series available for distribution to investors.

Item 18. Purchase, Redemption and Pricing of Securities Being Offered.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended. Item 7 "Shareholder Information" and in Part A of this Registration Statement.

Registrant incorporates by reference information concerning the method followed by the Portfolio in determining its net asset value and the timing of such determinations from the section entitled "Net Asset Value" in the Feeder Fund SAI.

Item 19. Taxation of the Fund.

Registrant incorporates by reference information concerning the taxation of the Portfolio from the section entitled "Taxes" in the Feeder Fund SAI.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its assets in the Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in the Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Item 20. Underwriters.

The placement agent for the Portfolio is ICC, which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and

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commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 21. Calculation of Performance Data.

Not applicable.

Item 22. Financial Statements.

The Portfolio's financial statements are hereby incorporated by reference from the Annual Report for BT Investment Funds - Cash Management Fund Investment, dated December 31, 2001 (File Nos. 33-07404 and 811-4760).

Cash Management Portfolio
PART C.  OTHER INFORMATION.

Responses to Items 23(e), (i), (j), and (k) have been omitted pursuant to Instruction B.2(b) of the General Instructions to Form N-1A.

Item 23. Exhibits.

(a)      (1) Amended and Restated Declaration of Trust dated April 1, 1990; 3
         (2) Amendment of Amended and Restated Declaration of Trust; 7
(b)      By-Laws dated March 26, 1990; 3
(c)      Not applicable;
(d) Investment Advisory Agreement between the Registrant and Deutsche Asset Management, Inc. dated April 30, 2001; 8
(e)      Not applicable;
(f)      Not applicable;
(g)      (1) Custodian Agreement between Registrant and Bankers Trust dated
         July 1, 1996; 5
         (2) Cash Services Addendum, dated December 18, 1997, to Custodian Agreement dated July 1, 1996; 8
(h) (1) Administration and Services Agreement between the Registrant and Investment Company Capital Corporation dated July 1, 2001 - filed herewith;
         (2) Exclusive Placement Agent Agreement between the Registrant and ICC Distributors, Inc. dated August 11, 1998; 7

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         (3) Exhibit A to Exclusive Placement Agent Agreement between the
         Registrant and ICC Distributors, at last amended June 12, 2001 - filed herewith;
(i)      Not applicable;
(j)      Not applicable;
(k)      Not applicable;
(l)      Investment representation letters of initial investors; 1
(m)      Not applicable;
(n)      Not applicable;
(o)      Not applicable;
(p)      Fund and Advisor Code of Ethics - filed herewith.
(q)      Power of Attorney - filed herewith.
--------------------

1.       Previously filed on July 20, 1990.
2.       Previously filed on April 30, 1993.
3. Incorporated by reference to Registrant's Amendment No. 9 on Form N-1A filed April 24, 1996.
4. Incorporated by reference to Registrant's Amendment No. 10 on Form N-1A filed March 19, 1997.
5. Incorporated by reference to Registrant's Amendment No. 11 on Form N-1A filed May 8, 1997.
6. Incorporated by reference to Registrant's Amendment No. 12 on Form N-1A filed April 30, 1998.
7. Incorporated by reference to Registrant's Amendment No. 13 on Form N-1A filed April 30, 1999.
8. Incorporated by reference to Registrant's Amendment No. 15 on Form N1-A filed April 30, 2001.

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Item 24. Persons Controlled by or under Common Control with the Fund.

None

Item 25. Indemnification.

Incorporated by reference to Amendment No. 9 to the Registration Statement as filed with the Commission on April 24, 1996.

ITEM 26. Business and Other Connections of Investment Adviser.

All of the information required by this item is set forth in the Form ADV, as amended, of Deutsche Asset Management Investment Services Limited (formerly Morgan Grenfell Investment Services Limited) (File No. 801-12880) and in the Form ADV, as amended, of Deutsche Asset Management, Inc. (formerly Morgan Grenfell Inc.) (File No. 801-27291). The following sections of each such Form ADV are incorporated herein by reference:

(a)  Items 1 and 2 of Part II

(b)  Section 6, Business Background, of each Schedule D.

ITEM 27. Principal Underwriters.

(a) ICC Distributors, Inc., the Distributor for shares of the Registrant, acts as principal underwriter for the following open-end investment companies:
     BT Investment Funds, BT Advisor Funds, BT Institutional Funds, BT Pyramid Mutual Funds, Cash Management Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Capital Appreciation Portfolio, Asset Management Portfolio, BT Investment Portfolios, Deutsche Banc Alex. Brown Cash Reserve Fund, Inc., Flag Investors Communications Fund, Inc., Emerging Growth Fund, Inc., Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund, Inc., Real Estate Securities Fund, Inc., Flag Investors Equity Partners Fund, Inc., Flag Investors Series Funds, Inc., Deutsche Investors Funds, Inc (formerly known as Flag Investors Portfolio Trust, and Morgan Grenfell

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     Investment Trust.

(b) Unless otherwise stated, the principal business address for the following persons is Two Portland Square, Portland, Maine 04101.


(1)                        (2)                            (3)
Name and Principal         Position and Offices           Position and Offices
Business Address           with the Distributor           with the Registrant
John Y. Keffer             President and Director         None
David R. Keffer            Director                       None
Ronald R. Hirsch           Treasurer                      None
Nanette K. Chern           Chief Compliance Officer       None
David I. Goldstein         Secretary                      None
Benjamin L. Niles          Vice President                 None
Frederick Skillin          Assistant Treasurer            None
Dana A. Lukens             Assistant Secretary            None

(c)  None

ITEM 28. Location of Accounts and Records.

Registrant: One South Street, Baltimore, MD  21202.

Advisor: Deutsche Asset Management, Inc., 280 Park Avenue, New York, NY 10017.

Custodian: Deutsche Bank Trust Company Americas, 100 Plaza One, Jersey City, NJ 07311.

Administrator, Transfer Agent and Dividend Disbursing Agent: Investment Company Capital Corp., One South Street, Baltimore, Maryland 21230; DST, 127 West 10th Street, Kansas City, MO 64105.

Placement Agent: ICC Distributors, Inc., Two Portland Square, Portland, ME
04101.

Item 29. Management Services.

Not applicable.

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Item 30. Undertakings.

Not applicable.

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                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant, CASH MANAGEMENT PORTFOLIO, has duly caused this Amendment No. 16 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, duly authorized, in the City of Baltimore and State of Maryland, on the 30th day of April, 2002.

                                          CASH MANAGEMENT PORTFOLIO


                                  By:     /s/ RICHARD T. HALE
                                          by Daniel O. Hirsch, Attorney in Fact*
                                          --------------------------------------
                                          Richard T. Hale, President*
                                          April 30, 2002


*  By Power of Attorney dated December 4, 2001 - filed herewith.

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                             RESOLUTIONS RELATING TO
                     RATIFICATION OF REGISTRATION STATEMENTS

                (To be voted on by the Boards of each Investment
                   Company with a December 31 fiscal year end)

         RESOLVED,        That the proper officers of the Trust be, and they
                          hereby are, authorized and directed to execute, in the name and on behalf of the Trust, a Post-Effective
                          Amendment under the Securities Act of 1933 (the "1933
                          Act") and an Amendment under the Investment Company
                          Act of 1940, as amended, (the "1940 Act") to the Trust's Registration Statement on Form N-1A, and all necessary exhibits and other instruments relating thereto (collectively, the "Registration Statement"), to procure all other necessary signatures thereon, and to file the appropriate exhibits thereto, with the Securities and Exchange Commission (the "Commission"), under the 1933 Act and the 1940 Act and to appear, together with legal counsel, on behalf of the Trust before the Commission in connection with any matter relating to the Registration Statement.

         RESOLVED,        That the proper officer of the Trust be, and he or she
                          hereby is, authorized and directed in the name and on behalf of the Trust to take any and all action which the officer so acting may deem necessary or advisable in order to obtain a permit to register or qualify shares of common stock of the Trust for issuance and sale or to request an exemption from registration of shares of common stock of the Trust under the securities laws of such of the states of the United
                          States of America or other jurisdictions, including
                          Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of

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                          attorney and other papers and instruments as may be
                          required under such laws or may be deemed by such officer to be useful or advisable to be filed thereunder, and that the form of any and all resolutions required by any such state authority in connection with such registration, licensing, permitting, qualification or exemption is hereby adopted if (1) in the opinion of the officer of the Trust so acting the adoption of such resolutions is necessary or advisable, and (2) the Secretary of the Trust evidences such adoption by filing herewith copies of such resolutions which shall thereupon be deemed to be adopted by the Board of Directors and incorporated in the minutes as a part of this resolution and with the same force and effect as if attached hereto and that the proper officers of the Trust are hereby authorized to take any and all action that they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Trust.

         RESOLVED,        That the proper and all actions heretofore or
                          hereafter taken by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of the Trust.

         RESOLVED,        That the proper officers of the Portfolio Trust be,
                          and they hereby are, authorized and directed to execute, in the name and on behalf of the Portfolio
                          Trust, an Amendment under the 1940 Act to the Portfolio Trust's Registration Statement, to procure all other necessary signatures thereon, and to file the appropriate exhibits thereto, with the Commission, and to appear, together with legal counsel, on behalf of the Portfolio Trust before the Commission in connection with any matter relating to the Registration Statement.

         RESOLVED,        That the proper officer of the Portfolio Trust be, and
                          he or she hereby is, authorized and directed in the name and on behalf of the Portfolio Trust to take any and all action which the officer so acting may deem necessary or advisable in order to obtain a permit to register or qualify shares of common stock of the Portfolio Trust for issuance and sale or to request an exemption from registration of shares of common stock of the Portfolio Trust under the securities laws of such of the states of the United States of America or other jurisdictions, including Canada, as such officer may deem advisable, and in connection with such registration, permits, licenses, qualifications and exemptions to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney and other papers and instruments as may be required under such laws or may be deemed by such officer to be useful or advisable to be filed thereunder, and that the form of any and all resolutions required by any such state authority in connection with such registration, licensing, permitting, qualification or exemption is hereby adopted if (1) in the opinion of the officer of the Portfolio Trust so acting the adoption of such resolutions is necessary or advisable, and (2) the Secretary of the Portfolio Trust evidences such adoption by filing herewith copies of such resolutions which shall thereupon be deemed to be adopted by the Board of Trustees and incorporated in the minutes as a part of this resolution and with the same force and effect as if attached hereto and that the proper officers of the Portfolio Trust are hereby authorized to take any and all action that they may deem necessary or advisable in order to maintain such registration in effect for as long as they may deem to be in the best interests of the Portfolio Trust.

         RESOLVED,        That any and all actions heretofore or hereafter taken
                          by such officer or officers within the terms of the foregoing resolutions be, and they hereby are, ratified and confirmed as the authorized act and deed of the Portfolio Trust.



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